CERTIFICATE NUMBER

NUMBER OF SHARES

ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

Reed's, Inc.

11,500,000 SHARES COMMON STOCK | $.0001 PAR VALUE

SPECIMEN

This certifies that ______________________________
is the owner of _________ shares of the common capital stock of Reed's, Inc.

SHARES ARE TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

IN WITNESS WHEREOF, REED'S, INC. HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND ITS CORPORATE SEAL TO BE HEREUNTO IMPRESSED.

____
Secretary, Reed's, Inc.

____
President, Reed's, Inc.



ORIGINAL GINGER BREW
ALL NATURAL JAMAICAN STYLE GINGER ALE
REED'S

corporate seal